UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 22, 2015

SWK HOLDINGS CORPORATION

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-27163	77-0435679
(Commission File Number)	(IRS Employer Identification No.)

14755 Preston Road, Suite 105, Dallas, TX	75254
(Address of Principal Executive Offices)	(Zip Code)

(972) 687-7250

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

PDI, Inc.

On October 31, 2014, SWK Funding LLC, a Delaware limited liability company (the “Company”) and wholly-owned subsidiary of SWK Holdings Corporation, a Delaware corporation (“SWK Holdings”), entered into a credit agreement pursuant to which the Company provided to PDI, Inc. (the “PDI”) a term loan in the principal amount of $20,000,000.

On December 22, 2015, PDI repaid all of its outstanding obligations to the Company for an aggregate amount of $21,881,365, which included an exit fee of $1,600,000 and $270,000 of accrued interest.

Cambia Royalty

On July 31, 2014, the Company purchased 25% of a royalty stream paid on the net sales of Cambia®, an NSAID pharmaceutical product indicated for the treatment of migraine. Cambia® is marketed in the United States by Depomed, Inc. and in Canada by Tribute Pharmaceuticals Canada Inc.

On December 9, 2015, the Company purchased an additional 25% of the royalty stream for an initial purchase price of $4,500,000. The purchase was structured in the same manner as the initial purchase and provides for additional contingent consideration of (i) $500,000 to be paid by the Company to the seller upon Cambia® reaching certain net sales and (ii) annual sharing payments to be remitted to the seller once aggregate royalty payments received by the Company exceed certain thresholds.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SWK HOLDINGS CORPORATION

By:	/s/ J. BRETT POPE
J. Brett Pope
Chief Executive Officer

Date: December 22, 2015

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